Exhibit 23

                         MARSHALL & WEBER, CPA's, P.L.C.


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our audit of the balance sheets of Rhombic Corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended in the Form 10-KSB of Rhombic Corporation

                                  /s/ Marshall & Weber, CPA's, P.L.C.

Scottsdale, Arizona
March 30, 2001